Exhibit 99.3

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA

                 The following unaudited pro forma combined condensed financial data combines the historical supplemental consolidated condensed financial statements of First Community, which have been restated to reflect the effect of the First Community Bank of the Desert merger accounted for on a pooling-of-interests basis and the historical condensed financial statements of Professional Bancorp, giving effect to the merger as if such transaction had been effective on September 30, 2000, with respect to the Unaudited Pro Forma Combined Condensed Balance Sheets, and as of the beginning of the periods indicated, with respect to the Unaudited Pro Forma Combined Condensed Statements of Income. The information with respect to the merger is presented under the purchase method of accounting. The information for the nine months ended September 30, 2000 is derived from the unaudited consolidated financial statements of First Community and Professional Bancorp, which include, in the opinion of the managements of First Community and Professional Bancorp, respectively, all adjustments (consisting only of normal accruals) necessary to present fairly the data for such periods. This information should be read in conjunction with the historical and supplemental consolidated financial statements of First Community and Professional Bancorp including the respective notes thereto, which are included in this report on Form 8K, and in conjunction with the combined condensed historical selected financial data and other unaudited pro forma combined financial information including the notes thereto, appearing in the proxy statement/prospectus dated November 10, 2000. The unaudited pro forma combined condensed financial data does not give effect to any operating efficiencies anticipated in conjunction with the merger.

                 The Unaudited Pro Forma Combined Condensed Balance Sheet is not necessarily indicative of the actual financial position that would have existed had the merger been consummated on September 30, 2000, or that may exist in the future. The unaudited pro forma combined condensed statements of operations are not necessarily indicative of the results that would have occurred had the merger been consummated on the dates indicated or that may be achieved in the future. Assuming the consummation of the merger, the actual consolidated financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein because (1) assumptions used in preparing such pro forma data may be revised in the future due to changes in values of assets and changes in operating results between the dates of the unaudited pro forma financial data and the date on which the merger takes place, (2) adjustments may need to be made to the unaudited historical financial data upon which such pro forma data are based, or (3) a variety of other factors.

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
September 30, 2000

                                                   First                                                  First
                                                 Community       Professional                           Community
                                                  Bancorp          Bancorp         Pro Forma             Bancorp
                                                (Historical)     (Historical)     Adjustments           Pro Forma
                                              -------------------------------------------------      ----------------
                                                          (In thousands, except per share data)

Assets:
Cash and due from banks                               $ 28,868         $ 22,367      $  (8,904) (a)          $ 42,331
Federal funds sold                                      27,832           78,650                               106,482
                                              -------------------------------------------------      ----------------
   Total cash and cash equivalents                      56,700          101,017         (8,904)               148,813

Time deposits in financial institutions                  2,364              380                                 2,744

Federal Reserve Bank and Federal
   Home Loan Bank stock, at cost                           908              405                                 1,313
Securities held to maturity                              9,162           15,155                                24,317
Securities available-for-sale                           39,298           47,665                                86,963
                                              -------------------------------------------------      ----------------
   Total securities                                     49,368           63,225        -                      112,593

Net loans                                              235,101          110,508                               345,609
Premises and equipment                                   5,325              900                                 6,225
Goodwill                                                     -                -           2,421 (b)             2,421
Other real estate owned                                  1,315                -                                 1,315
Other assets                                             5,918           10,996           1,077 (c)            17,991
                                              -------------------------------------------------      ----------------
   Total assets                                      $ 356,091        $ 287,026      $  (5,406)             $ 637,711
                                              =================================================      ================

Liabilities and Shareholders' Equity
Liabilities:
Non-interest bearing deposits                        $ 107,561        $ 119,815                             $ 227,376
Interest bearing deposits                              208,412          147,006                               355,418
                                              -------------------------------------------------      -----------------
   Total deposits                                      315,973          266,821               -               582,794
Borrowed funds                                           1,517                -               -                 1,517
Convertible notes                                            -              679                                   679
Trust preferred securities                               8,000                -                                 8,000
Accrued interest payable & other
   liabilities                                           4,157            2,541           4,103 (d)            10,801
                                              -------------------------------------------------      ----------------
   Total liabiltities                                  329,647          270,041           4,103                603,791

Shareholders' Equity:
Common stock                                            20,029               17           7,459 (e)            27,505
Additional paid-in-capital                                               21,271        (21,271) (f)                 -
Treasury stock                                                            (537)             537 (g)                 -
Retained earnings                                        6,815          (1,889)           1,889 (h)             6,815
Unrealized net gains (losses) on
   investments available-for-sale, net                   (400)          (1,877)           1,877 (i)             (400)
                                              -------------------------------------------------      ----------------
   Total Shareholders' Equity                           26,444           16,985         (9,509)                33,920

   Total Liabilities
                                              -------------------------------------------------      ----------------
      & Shareholders' Equity                         $ 356,091        $ 287,026      $  (5,406)             $ 637,711
                                              =================================================      ================

Number of common shares outstanding                    3,958.4          2,030.8                               4,463.1
Common shareholders' equity per share                 $   6.68         $   8.36                              $   7.60

See "NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED DATA."

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
Nine months ended September 30, 2000

                                                     First                                                 First
                                                   Community      Professional                           Community
                                                    Bancorp         Bancorp         Pro Forma             Bancorp
                                                 (Historical)     (Historical)     Adjustments           Pro Forma
                                                ------------------------------------------------      ---------------
                                                                (In thousands, except per share
                                                                             data)

Interest income:
  Interest and fees on loans                           $ 17,690         $  9,306          $    -             $ 26,996
   Interest on interest-bearing deposits
     in financial institutions                              212               27               -                  239
   Interest on investment securities                      2,097            3,029               -                5,126
   Interest on federal funds sold                         1,229            2,123               -                3,352
                                                ------------------------------------------------      ---------------
      Total interest income                              21,228           14,485               -               35,713

Interest expense:
    Interest expense on deposits                          5,509            2,643               -                8,152
    Interest expense on borrowings and
      convertible notes                                     129               37             565 (j)              731
                                                ------------------------------------------------      ---------------
      Total interest expense                              5,638            2,680             565                8,883

                                                ------------------------------------------------      ---------------
Net interest income:                                     15,590           11,805           (565)               26,830
   Less: provision for loan losses                          180            4,547               -                4,727
                                                ------------------------------------------------      ---------------
      Net interest income after provision
      for loan losses                                    15,410            7,258           (565)               22,103

Non-interest income:
   Service charges, commissions and fees                    973              749               -                1,722
   Other income                                             845            4,627               -                5,472
                                                ------------------------------------------------      ---------------
      Total non-interest income                           1,818            5,376               -                7,194

Non-interest expense:
   Salaries and employee benefits                         5,120            5,619               -               10,739
   Occupancy, furniture and equipment                     1,865            1,655               -                3,520
   Professional and other services                        1,461            1,991               -                3,452
   Stationery, supplies and printing                        232              556               -                  788
   FDIC assessment                                           42              222               -                  264
   Cost of other real estate owned                           40                -               -                   40
   Advertising                                              310              157               -                  467
   Insurance                                                 96              104               -                  200
   Loss on sale of securities                                11                -               -                   11
   Merger costs                                           3,561                -               -                3,561
   Goodwill amortization                                      -                -             120 (k)              120
   Other                                                  1,547              998               -                2,545
                                                ------------------------------------------------      ---------------
      Total non-interest expense                         14,285           11,302             120               25,707
                                                ------------------------------------------------      ---------------
Income before income taxes                                2,943            1,332           (685)                3,590
Income taxes (benefits)                                   2,012                -           (237) (l)            1,775
                                                ------------------------------------------------      ---------------
      Net income                                        $   931         $  1,332       $   (448)             $  1,815
                                                ================================================      ===============

Per share information:
       Number of shares (weighted average)
              Basic                                     3,888.1          2,030.8                              4,392.8
              Diluted                                   4,076.8          2,030.8                              4,581.5

      Income per share
              Basic                                    $   0.24         $   0.66                             $   0.41
              Diluted                                  $   0.23         $   0.66                             $   0.40

See "NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED DATA."

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
Year Ended December 31, 1999

                                                 First                                     First
                                               Community    Professional                 Community
                                                Bancorp       Bancorp       Pro Forma      Bancorp
                                             (Historical)   (Historical)   Adjustments    Pro Forma
                                             ------------------------------------------- ------------

Interest income:
  Interest and fees on loans                   $ 19,056      $ 12,762     $    -        $ 31,818
   Interest on interest-bearing
     deposits in other banks                        355            49          -             404
   Interest on investment securities              2,614         4,375                      6,989
   Interest on federal funds sold                 1,380         1,109          -           2,489
                                             -----------------------------------      ----------
      Total interest income                      23,405        18,295          -          41,700

Interest expense:
    Interest expense on deposits                  5,648         3,259          -           8,907
    Interest expense on borrowings and
      convertible notes                              40           154        840 (j)       1,034
                                             -----------------------------------      ----------
      Total interest expense                      5,688         3,413        840           9,941

                                             -----------------------------------      ----------
Net interest income:                             17,717        14,882      (840)          31,759
   Less: provision for loan losses                  518        13,993          -          14,511
                                             -----------------------------------      ----------
      Net interest income after provision
      for loan losses                            17,199           889      (840)          17,248

Non-interest income:
   Service charges, commissions and fees          1,511         1,265          -           2,776
   Net gain (loss) on sale of securities
     available-for-sale                             (2)            40          -              38
   Other income                                     793           547          -           1,340
                                             -----------------------------------      ----------
      Total non-interest income                   2,302         1,852          -           4,154

Non-interest expense:
   Salaries and employee benefits                 5,853         6,545          -          12,398
   Occupancy, furniture and equipment             2,168         2,326          -           4,494
   Professional and other services                1,695         2,407          -           4,102
  Stationery, supplies and printing                 378           668          -           1,046
   FDIC assessment                                   55            56          -             111
   Cost of other real estate owned                  182             -          -             182
   Advertising                                      339           522          -             861
   Insurance                                        120           133          -             253
   Goodwill amortization                              -                      160 (k)         160
   Other                                          1,281         1,643          -           2,924
                                             -----------------------------------      ----------
      Total non-interest expense                 12,071        14,300        160          26,531

                                             -----------------------------------      ----------
Income (loss) before income taxes                 7,430      (11,559)    (1,000)         (5,129)
Income taxes (benefits)                           3,166       (3,199)      (353) (l)       (386)
                                             -----------------------------------      ----------
      Net income (loss)                        $  4,264    $  (8,360)    $ (647)         (4,743)
                                             ===================================      ==========

Per share information:
       Number of shares (weighted average)
              Basic                             3,863.1        2015.2                    4,367.8
              Diluted                           4,076.5        2015.2                    4,581.2

       Income (loss) per share
              Basic                            $   1.10     $  (4.15)                  $  (1.09)
              Diluted                          $   1.05     $  (4.15)(a)               $  (1.09)
              (a) Affect is anti-dilutive

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA

NOTE 1:   BASIS OF PRESENTATION

                 Certain historical data of Professional Bancorp have been reclassified on a pro forma basis to conform to First Community's classifications.

NOTE 2:   PURCHASE PRICE AND FUNDING

                 The purchase price is based on $8 per share for Professional Bancorp shareholders receiving the cash consideration and an exchange ratio of 0.55 First Community shares for Professional Bancorp shareholders receiving the stock consideration. Based on the $14.81 closing price of First Community on the day prior to the completion of the merger, those Professional Bancorp shareholders choosing the stock consideration received a value of $8.15 per share.

                 The total consideration to be paid in connection with the merger is calculated as:

                                    Stock              Cash
                                 Consideration     Consideration     Total
                                 --------------- ---------------- --------------

 Professional common
  shares outstanding                    917,722        1,113,032      2,030,754
 Exchange ratio                            0.55
                                 --------------

                                        504,747        1,113,032
 Value received                    $      14.81     $       8.00
                                 --------------  ---------------  -------------
      Total purchase price         $  7,475,305     $  8,904,256   $ 16,379,561
                                 ==============  ===============  =============

                 The cash portion of the purchase price was financed through a combination of the issuance of $8 million of trust preferred securities which occurred in September, a revolving line of credit and dividends from First Community's subsidiary banks. (Note: Trust preferred securities count as Tier 1 capital for regulatory purposes.)

                 Professional Bancorp shareholders had the option to elect cash of $8 or 0.55 shares of First Community common stock for each share of Professional Bancorp common stock owned. Based upon the elections, 917,722 shares of Professional Bancorp Common Stock will be exchanged for approximately 504,747 shares of First Community Common Stock and 1,113,032 shares of Professional Bancorp Common Stock will be exchanged for approximately $8,904,000.

                 As a result of the issuance of trust preferred, historical interest expense on the accompanying pro forma combined condensed statements of operations for the nine months ended September 30, 2000, and the year ended December 31, 1999, has been increased by $565,000 and $840,000, respectively, representing the interest expense on the trust preferred.

NOTE 3:   ALLOCATION OF PURCHASE PRICE

                 The purchase price of Professional Bancorp has been allocated as follows (in thousands):

Cash and cash equivalents                                     $       101,017
Time deposits in financial institutions                                   380
Securities                                                             63,225
Net loans                                                             110,508
Goodwill                                                                2,421
Premises and equipment                                                    900
Other assets                                                           12,073
Deposits                                                            (266,821)
Borrowed funds                                                          (679)
Other liabilities                                                     (6,644)
                                                             ----------------
         Total purchase price                                 $        16,380
                                                             ================

                 In allocating the purchase price, the following adjustments were made to Professional Bancorp's historical amounts. Other liabilities were increased by $4,103,000, representing the estimated merger costs. Other assets were increased by $1,077,000, representing the tax effects of the estimated merger costs. Substantially all of other assets and liabilities are either variable rate or short-term in nature and fair market value adjustments were considered to be immaterial to the financial presentation. Goodwill is amortized on a straight line basis over fifteen years.

NOTE 4:  MERGER COSTS

                 The table below reflects First Community's current estimate, for purposes of pro forma presentation, of the aggregate estimated merger costs of $4,103,000 ($3,026,000 net of taxes, computed using the combined federal and state tax rate of 42.0%) expected to be incurred in connection with the merger. While a portion of these costs may be required to be recognized over time, the current estimate of these costs has been recorded in the pro forma combined balance sheet in order to disclose the aggregate effect of these activities on First Community's pro forma combined financial position. The estimated aggregate costs, primarily comprised of anticipated cash charges, include the following:

Employee costs (severance and retention costs)                  $      1,995,000
Conversion costs                                                         400,000
Other costs                                                              170,000
                                                                ----------------
                                                                       2,565,000
Tax benefits                                                           1,077,000
                                                                ----------------
                                                                       1,488,000
Investment banking and other professional fees                         1,538,000
                                                                ----------------
                                                                $      3,026,000
                                                                ================

                 First Community management's cost estimates are forward-looking. While the costs represent First Community management's current estimate of merger costs associated with the merger that will be incurred, the ultimate level and timing of recognition of such costs will be based on the final integration in connection with consummation of the merger. Readers are cautioned that the completion of this integration and other actions that may be taken in connection with the merger will impact these estimates. The type and amount of actual costs incurred could vary materially from these estimates if future developments differ from the underlying assumptions used by management in determining the current estimate of these costs.

NOTE 5:  KEY TO PRO FORMA ADJUSTMENTS

                 Summarized below are the pro forma adjustments necessary to reflect the acquisition of Professional Bancorp based on the purchase method of accounting:

a)	Use cash as part of the cash portion of the purchase price. See note 2.
b)	Reflect goodwill resulting from the purchase method of accounting. See note 3.
c)	Reflect the deferred tax asset related to the deductible merger costs. See note 4.
d)	Adjust liabilities for accrued merger costs. See note 4.
e)	Reflect issuance of common stock to Professional Bancorp shareholders.
f)	Eliminate Professional Bancorp additional paid-in-capital.
g)	Eliminate Professional Bancorp treasury stock.
h)	Eliminate Professional Bancorp retained losses.
i)	Eliminate Professional Bancorp unrealized losses on securities available-for-sale.
j)	Interest expense related to the issuance of trust preferred.
k)	Amortization of goodwill on a straight-line basis over fifteen years.
l)	Tax benefits associated with the additional interest expense.